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                                                                    EXHIBIT 99.1

Contact:

        Damon Wright (investor relations)
        Cathy Allen (media)
        Allen & Caron Inc.
        949/474-4300


                   KYZEN CORP. COMMON STOCK AND WARRANTS TO NO
    LONGER TRADE ON THE NASDAQ SMALLCAP MARKET; TO TRADE ON OVER THE COUNTER
                            MARKET, BOSTON EXCHANGE

NASHVILLE, TN (February 2, 2000) . . . . Kyzen Corp. (OTC BB:KYZN) Wednesday
announced that its Common Stock and Warrants no longer trade on The Nasdaq SmallCap Market(TM). Effective Wednesday, its Common Stock and Warrants will begin trading on the Over The Counter (OTC) Market under the trading symbols KYZN and KYZNW, respectively. Kyzen's Common Stock and Warrants will continue to trade on the Boston Exchange under the trading symbols KYZ and KYZW, respectively.

Kyzen Corp. is a specialty chemical company focused on CFC-replacement chemistries and processes for electronic and other high technology industries where precision cleaning processes are required.












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